DAVID E. SEVERSON Certified Public Accountant	4433 Via Sepulveda, Unit 4 San Diego, CA 92122 Tel: (619) 871-2658 Fax: (619) 374-1994 e-mail: david@cpaoffice.net

ENGAGEMENT LETTER

December 20, 2012

Mr. Martin Nielson, CEO
E-Waste Systems, Inc.

Dear Mr. Nielson:

This letter is to confirm our understanding of the terms and objectives of my consulting engagement and the nature of the services I will provide.

I will provide services to E-Waste Systems, Inc. (“E-Waste”) as a CFO consultant, encompassing the functions traditionally associated with this management position, including the following:

•	SEC filings and compliance
•	Oversight and maintenance of the accounting records and preparation of the required financial statements in concert with the outside auditors.
•	Financial management and planning, including cost and budgetary control
•	Other services as the need arises, including consultation with and assistance to outside advisors

This engagement is intended to be at will and open-ended.  As a courtesy, I will provide 30 days notice to E-Waste should I decide to withdraw from the engagement.

In consideration of the foregoing, beginning on January 1, 2013, and continuing on the first of each month thereafter for the duration of the engagement, I shall be paid $5,000 in the form of restricted stock.  In addition, on the date of your acceptance of the terms of this engagement a block of common stock options, totaling 1,000,000 shares and vesting over 12 months, will be granted to me.

Thank you for the opportunity to work with you and your team, and please contact me with any questions you may have.

Very truly yours,

/s/  David E. Severson
      David E. Severson, CPA

ACCEPTED AND AGREED:

E-Waste Systems, Inc.

/s/    Martin Nielson
By:  Martin Nielson                                                                                                December 21, 2012
        Chief Executive Officer                                                                                  Date